UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                 Entry into a Material Definitive Agreement.
Amendment and Termination of KKR Investment Agreement
On June 8, 2017, Pandora Media, Inc. a Delaware corporation (the “Company” or “Pandora”) and KKR Classic Investors L.P. (formerly known as KKR Classic Investors LLC) (“KKR”) entered into an amendment (the “Amendment”) to the Investment Agreement dated as of May 8, 2017 (the “KKR Investment Agreement”) by and between the Company and KKR. Among other things, the Amendment provided the Company with the option to terminate the KKR Investment Agreement in the event the Company determined that it would accept a minority investment from a strategic party. In order to terminate the KKR Investment Agreement thereunder, the Amendment required that the Company provide written notice of its intent to terminate to KKR by 8:00 a.m. Eastern Daylight Time on June 9, 2017 (the “KKR Termination Notice”) and pay KKR (or its designees) a $22.5 million termination fee (the “KKR Termination Fee”).
On June 9, 2017, the Company delivered the KKR Termination Notice in accordance with the Amendment and paid the KKR Termination Fee. Accordingly, the KKR Investment Agreement was terminated.
Initial Closing of Sirius Transaction
Concurrently with delivering the KKR Termination Notice, the Company entered into an Investment Agreement dated as of June 9, 2017 (the “Sirius Investment Agreement”) by and between the Company and Sirius XM Radio Inc. (“Sirius”) relating to the issuance and sale to Sirius of 480,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $480 million, or $1,000 per share. The Sirius Investment Agreement provided that (i) 172,500 shares of Series A Preferred Stock would be issued and sold to Sirius on June 9, 2017 (the “Initial Closing”) and (ii) the remaining 307,500 shares would be issued and sold to Sirius at a future date (the “Additional Closing”), subject to and following the satisfaction of certain customary closing conditions, including, among others, obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”).
In accordance with the Sirius Investment Agreement, the Initial Closing was consummated on June 9, 2017, whereby Sirius paid to the Company $172.5 million in exchange for 172,500 shares of Series A Preferred Stock.
Certificate of Designation
On June 9, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation became effective upon filing.
As described further in the Certificate of Designation, the Series A Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with respect to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share. Holders of Series A Preferred Stock are entitled to a cumulative dividend at the rate of 6.0% per annum, payable quarterly in arrears, as set forth in the Certificate of Designation.
Beginning on the date of the Additional Closing (or if the Sirius Investment Agreement is terminated prior to the Additional Closing, the date of such termination), the Series A Preferred Stock is convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $10.50 per share of Common Stock and an initial conversion rate of 95.2381 shares of Common Stock per share of Series A Preferred Stock, subject to certain customary anti-dilution adjustments. Any conversion of Series A Preferred Stock may be settled by the Company, at its option, in shares of Common Stock, cash or any combination thereof. However, unless and until the Company’s shareholders have approved the issuance of greater than 19.99% of the outstanding Common Stock, as required by the New York Stock Exchange’s listing requirements (“Shareholder Approval”), the Series A Preferred Stock may not be converted into more than 19.99% of the Company’s outstanding Common Stock as of the date of the Initial Closing. In addition, the holders of the Series A Preferred Stock may not convert if such conversion would require approval (or the expiration or early termination of any applicable waiting period) under the HSR Act and such approval (or expiration or early termination) has not occurred.
At any time the Series A Preferred Stock would be, but for the 19.99% cap, convertible into a number of shares of Common Stock exceeding 19.99% of the Common Stock outstanding on the date of the Initial Closing, the holders of a majority of the outstanding Series A Preferred Stock may require the Company to hold a meeting of the Company’s shareholders for the purpose of obtaining Shareholder Approval. The Company must hold the shareholder meeting within 120 days following written request by such holders and must use commercially reasonable efforts to obtain Shareholder Approval. If Shareholder Approval is not obtained at such meeting, the holders of a majority of the outstanding Series A Preferred Stock have the right to require the Company to use its commercially reasonable efforts to obtain Shareholder Approval at any subsequent annual meeting of the Company until Shareholder Approval is obtained.
Beginning on the date of the Additional Closing, holders of Series A Preferred Stock are entitled to vote as a single class with the holders of Common Stock on an as-converted basis (up to a maximum of 19.99% of the Common Stock outstanding on the date of the Initial Closing, unless Shareholder Approval has been received). If the Sirius Investment Agreement is terminated prior to the Additional Closing, the holders of Series A Preferred Stock will be entitled to exercise such voting rights only following the receipt of approvals required by the HSR Act (or expiration or early termination of any applicable waiting period thereunder) or if such holders are otherwise permitted under the HSR Act to exercise such voting rights.
Effective as of the Initial Closing, holders of Series A Preferred Stock are entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock and the incurrence of indebtedness for borrowed money in excess of $500 million and, beginning in any year in which the Company generates positive Consolidated EBITDA (as defined in the Certificate of Designation), three times trailing four quarter Consolidated EBITDA.
Upon certain change of control events involving the Company, the Company is required to repurchase all of the Series A Preferred Stock at a price equal to the greater of (1) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends through the fifth anniversary of the Initial Closing (assuming such shares of Series A Preferred Stock remain outstanding through such date) and (2) the consideration the holders would have received if they had converted their shares of Series A Preferred Stock into Common Stock immediately prior to the change of control event (disregarding the 19.99% cap).
On any date after the fifth anniversary of the Additional Closing (or, if the Additional Closing does not occur, the fifth anniversary of the Initial Closing), the holders of Series A Preferred Stock have the right to require the Company to redeem all or any portion of the Series A Preferred Stock at 100% of the liquidation preference thereof plus all accrued but unpaid dividends for, at the election of the Company, cash, shares of Common Stock or a combination thereof, provided that the Company may not settle the redemption for shares of Common Stock to the extent the 19.99% cap would be exceeded. If the Additional Closing has not occurred, however, cash redemption is required.
Beginning (i) after the third anniversary of the date of the Additional Closing (or, if the Additional Closing does not occur, the third anniversary of the Initial Closing) or (ii) after the Sirius Investment Agreement is terminated prior to the Additional Closing, if the volume weighted average price per share of Common Stock exceeds $18.375, as may be adjusted pursuant to the Certificate of Designation, for at least 20 trading days in any period of 30 consecutive trading days, all of the outstanding Series A Preferred Stock may be redeemed at 100% of the liquidation preference thereof plus all accrued but unpaid dividends for, at the election of the Company, cash, shares of Common Stock or a combination thereof, provided that the Company may not settle the redemption for shares of Common Stock to the extent the 19.99% cap would be exceeded. However, if the Company elects to redeem the Series A Preferred Stock pursuant to item (ii) above, the Company must receive the written consent of the holders of a majority of the outstanding Series A Preferred Stock and must redeem the Series A Preferred Stock in cash.
Sirius Investment Agreement
Pursuant to the Sirius Investment Agreement, the Company has agreed to elect three individuals to be designated by Sirius to the Company’s board of directors (the “Board”) from and after the Additional Closing, unless Sirius and its affiliates fail to beneficially own shares of Series A Preferred Stock and/or Common Stock that were issued upon conversion of Series A Preferred Stock equal to (on an as-converted basis) at least 50% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased by Sirius under the Sirius Investment Agreement at the Initial Closing and, following the Additional Closing, the Additional Closing (the “Fall-Away of Sirius’ Board Rights”). Following the earlier to occur of (i) the second anniversary of the Additional Closing and (ii) the date on which Sirius and its affiliates fail to beneficially own shares of Series A Preferred Stock and/or Common Stock that were issued upon conversion of Series A Preferred Stock equal to (on an as-converted basis) at least 75% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased by Sirius under the Sirius Investment Agreement at the Initial Closing and, following the Additional Closing, the Additional Closing (the “75% Beneficial Ownership Test”), Sirius shall have the right to designate only two directors.

Until the Fall-Away of Sirius’ Board Rights, the Company has agreed under the Sirius Investment Agreement to include the Sirius designees in the Company’s slate of director nominees at the Company’s annual meetings, to be elected by the holders of the Series A Preferred Stock voting as a separate class.
Sirius is subject to certain standstill restrictions, including, among other things, that Sirius will be restricted from acquiring additional securities of the Company for eighteen months after the Initial Closing Date. Sirius also may not make, encourage or participate in the solicitation of proxies to vote the Company’s securities until the later of (i) the second anniversary of the Additional Closing or (ii) the date on which all of Sirius’ designees have resigned from and are no longer serving on the Board. Finally, Sirius may not take certain actions with respect to any merger, consolidation, business combination or similar transactions involving the Company, other than confidential proposals to the Board of Directors that are not reasonably expected to require public disclosure by the Company, until the second anniversary of the Additional Closing (or the second anniversary of the Initial Closing, if the Sirius Investment Agreement is terminated prior to the Additional Closing).

The Sirius Investment Agreement may be terminated by either party if the Additional Closing has not occurred by February 1, 2018 (the “Termination Date”). However, if all applicable closing conditions have been satisfied as of such date other than with respect to the expiration or early termination of the applicable waiting period under the HSR Act, the Termination Date will be extended for an additional 60 days.

Registration Rights Agreement
On June 9, 2017, the Company and Sirius entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide the purchasers party thereto with certain customary registration rights with respect to the Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.
The foregoing descriptions of the Amendment, the KKR Termination Notice, the Sirius Investment Agreement, the Certificate of Designation and the Registration Rights Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the Amendment, the KKR Termination Notice, the Sirius Investment Agreement, the Certificate of Designation and the Registration Rights Agreement, as applicable, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 3.1, and 10.4, respectively, and are incorporated herein by reference.
Ticketfly Purchase Agreement
On June 9, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Eventbrite, Inc., a Delaware corporation (“Eventbrite”) and Ticketfly, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Ticketfly”) pursuant to which the Company agreed to sell, and Eventbrite agreed to buy, 100% of the issued and outstanding membership interest of Ticketfly from the Company (the “Interests”). The purchase price for the Interests is $200 million, which consists of $150 million in cash and $50 million in the form of a convertible subordinated promissory note (the “Note”) which are payable and issuable at the Closing. The purchase price is subject to customary adjustments for working capital. The Note will be due five years from its issuance date (the “Maturity Date”) and will accrue interest at a rate of 6.5% per annum, payable quarterly in cash or stock for the first year, and in cash thereafter. Prior to the Maturity Date, the Note is convertible at the Company’s option into shares of Eventbrite’s common stock.
The Purchase Agreement includes customary representations and warranties of the parties and covenants, including without limitation covenants with respect to actions taken prior to the closing, cooperation with respect to regulatory issues, and access to information. The Purchase Agreement provides for customary and certain special indemnities and is also subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the HSR Act. The Purchase Agreement contains certain termination rights for the parties, including if the closing of the transactions contemplated thereby does not occur by September 9, 2017 or, under certain conditions, if there has been a breach of certain representations and warranties or a failure to perform any covenant by the other party. Closing is anticipated to occur in the third quarter of 2017.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

The information contained in Item 1.01 with respect to the Company’s termination of the KKR Investment Agreement is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, on June 9, 2017, the Company issued and sold to Sirius 172,500 shares of Series A Preferred Stock for an aggregate purchase price of $172.5 million, or $1,000 per share, pursuant to the Sirius Investment Agreement. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. Sirius represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 3.03               Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 with respect to the Certificate of Designation is incorporated herein by reference.

Item 8.01               Other Events.

A copy of the Company’s press releases announcing the Sirius Investment Agreement and the Purchase Agreement, each dated June 9, 2017, are attached as Exhibits 99.1, 99.2 and 99.3 hereto and are each incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
10.1	First Amendment to Investment Agreement, dated as of June 8, 2017, by and between Pandora Media, Inc. and KKR Classic Investors L.P.
10.2	Notice of Termination, dated as of June 9, 2017
10.3	Investment Agreement, dated as of June 9, 2017, by and between Pandora Media, Inc. and Sirius XM Radio Inc.
10.4	Registration Rights Agreement, dated as of June 9, 2017, by and between Pandora Media, Inc. and Sirius XM Radio Inc.
10.5	Membership Interest Purchase Agreement, dated as of June 9, 2017 by and among Eventbrite, Inc., Pandora Media, Inc., and Ticketfly, LLC
99.1	Press Release “SiriusXM to Make $480 Million Strategic Investment in Pandora,” dated as of June 9, 2017
99.2	Press Release “Eventbrite Enters into Agreement with Pandora to Acquire Ticketfly,” dated as of June 9, 2017
99.3	Press Release “Pandora Strengthens Balance Sheet and Sharpens Focus on Core Priorities,” dated as of June 9, 2017

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements regarding the investment by Sirius and statements that do not relate to historical or current fact, are examples of forward-looking statements. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including factors relating to the successful closing of the investment by Sirius and achievement of its potential benefits Further information on risks and uncertainties affecting Pandora’s business are described in Pandora’s filings with the Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pandora’s annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC on April 27, 2017 and in any of Pandora’s subsequently filed Form 10-Qs. Any forward-looking statement speaks only as of the date on which it is made. Pandora does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.
Dated: June 14, 2017	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
10.1	First Amendment to Investment Agreement, dated as of June 8, 2017, by and between Pandora Media, Inc. and KKR Classic Investors L.P.
10.2	Notice of Termination, dated as of June 9, 2017
10.3	Investment Agreement, dated as of June 9, 2017, by and between Pandora Media, Inc. and Sirius XM Radio Inc.
10.4	Registration Rights Agreement, dated as of June 9, 2017, by and between Pandora Media, Inc. and Sirius XM Radio Inc.
10.5	Membership Interest Purchase Agreement, dated as of June 9, 2017 by and among Eventbrite, Inc., Pandora Media, Inc., and Ticketfly, LLC
99.1	Press Release “SiriusXM to Make $480 Million Strategic Investment in Pandora,” dated as of June 9, 2017
99.2	Press Release “Eventbrite Enters into Agreement with Pandora to Acquire Ticketfly,” dated as of June 9, 2017
99.3	Press Release “Pandora Strengthens Balance Sheet and Sharpens Focus on Core Priorities,” dated as of June 9, 2017